UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas  77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On April 12, 2011, Eagle Rock Energy Partners, L.P. (the “Partnership”) entered into a Membership Interest Contribution Agreement (the “Contribution Agreement”) with CC Energy II L.L.C. (“CC Energy II”), Crow Creek Energy II L.L.C. (“Crow Creek Energy II”) and Crow Creek Operating Company II L.L.C. (collectively with CC Energy II and Crow Creek Energy II, “Crow Creek”), Natural Gas Partners VIII, L.P. (“NGP VIII”) and the other contributors party thereto (collectively with NGP VIII, the “Contributors”) pursuant to which the Partnership will acquire all of the outstanding membership interests of CC Energy II, thereby acquiring control of Crow Creek (the “Acquisition”).  The Acquisition is expected to close on or about May 3, 2011.

Crow Creek owns oil and natural gas reserves in multiple basins across Oklahoma, Texas and Arkansas.  In addition, CC Energy II is a portfolio company of NGP VIII, which is part of the family of Natural Gas Partners (“NGP”) funds.  NGP owns a significant equity position in the Partnership through various fund and portfolio investment entities, making it the Partnership’s largest unitholder.

Subject to the adjustments described below, the Partnership will acquire Crow Creek for total consideration of approximately $525 million consisting of (i) approximately $15 million in cash, (ii) approximately $303 million aggregate amount of common units representing limited partnership interests in the Partnership and (iii) the Partnership’s assumption of approximately $207 million of indebtedness.  The Partnership intends to fund the cash portion of the consideration and repay the assumed indebtedness using borrowings under its revolving credit facility (the “Credit Facility”).  Subject to the closing of the Acquisition, the lenders under the Credit Facility have informed the Partnership that they intend to increase the borrowing base thereunder by $245 million, increasing the total borrowing base from $160 million to $405 million.

Only NGP VIII and four of the other Contributors will receive common units. The number of common units to be issued to the applicable Contributors will be based upon the volume-weighted average price of the common units for the 20 business days ending on the fifth business day prior to closing (the “VWAP”).  The VWAP is subject to floor and ceiling per unit prices of $7.50 and $10.50, respectively; as a result, the number of common units issued is expected to be no more than 40,400,000 and no less than 28,857,143, subject to the effect of purchase price adjustments on the common unit consideration.  The consideration is subject to customary purchase price adjustments, including for title and environmental defects.  In addition, 10% of the aggregate cash and common unit consideration (approximately $31.8 million at the time of closing) will be placed into escrow to provide recourse for potential violations of representations and warranties and indemnification claims.

With respect to the common units issued to it in the Acquisition, NGP VIII will be subject to certain voting restrictions set forth in a Voting Agreement (the “Voting Agreement”) to be executed at the closing of the Acquisition.  The Voting Agreement will require, among other things, that all common units acquired by NGP VIII be voted in the same manner as all other outstanding common units of the Partnership, subject to certain exceptions.  At the closing of the Acquisition, the Partnership and NGP VIII will also enter into a Registration Rights Agreement (the “Registration Rights Agreement”).  The Registration Rights Agreement will grant customary demand and piggyback registration rights to NGP VIII and certain of its affiliates.

Each of the Partnership, Crow Creek and the Contributors made customary representations, warranties and covenants in the Contribution Agreement.  All parties’ obligations to close are subject to customary closing conditions.  In addition, the primary conditions to the Contributors’ obligation to close include: (i) a VWAP of not less than $7.50 per unit and (ii) no order prohibiting or restraining the transaction having been issued.  Similarly, the primary additional closing conditions to the Partnership’s obligation to close include: (i) a VWAP of not more than $10.50 per unit, (ii) absence of a material adverse effect on Crow Creek and its subsidiaries or any Contributor, (iii) no order prohibiting or restraining the transaction having been issued and (iv) certain waivers, releases and terminations (including the termination of certain employee plans) having been obtained.

Each of Crow Creek and the Contributors have agreed to customary covenants, including (i) providing access to the books, records and properties of Crow Creek, (ii) assisting in preparing regulatory filings and financial statements and (iii) conducting the business of Crow Creek in the ordinary course.

The Partnership has agreed to indemnify the Contributors for liabilities arising from the Partnership’s breach of its representations and warranties in the Contribution Agreement.  The Partnership’s indemnification obligations with respect to certain representations and warranties related to its documents filed with the Securities and Exchange Commission, internal accounting controls and absence of a material adverse change survive for only twelve months after closing and are subject to a $1 million deductible and a cap of $31.8 million.  Similarly, the Contributors have agreed to indemnify the Partnership for liabilities arising from the Contributors’ and Crow Creek’s breach of their respective representations and warranties in the Contribution Agreement, including the Contributors’ special warranty of title with respect to wells and non-producing leases.  The Contributors’ indemnification obligations with respect to fundamental representations and warranties (including those related to due organization, authority, enforceability, non-contravention and title to equity interests in CC Energy II) are limited to three years after closing, and those indemnification obligations with respect to non-fundamental representations and warranties are limited to twelve months after closing.  The Contributors’ indemnification obligations are also subject to a $1 million deductible; however, this deductible does not apply to breaches of the fundamental representations and warranties, the special warranty of title and certain covenants.  Except for breaches of fundamental representations and warranties, the Contributors’ indemnification obligations are capped at the 10% escrow amount (including fluctuations in the value of the escrowed common units).

The Contribution Agreement terminates upon (i) mutual written consent of the parties, (ii) written notice, if the Acquisition has not closed by May 31, 2011 and (iii) written notice, if the sum of uncured and unwaived title and environmental defects exceeds 15% of the aggregate cash and common unit consideration (not including cash used to retire assumed indebtedness).

Finally, the Contributors have waived their rights, if any, to the Partnership’s distribution on its common units for the quarter ended March 31, 2011.

The foregoing summary of the Contribution Agreement is not a complete description of the terms of the Contribution Agreement and is qualified by reference to the full text of the Contribution Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information concerning the issuance of common units to the applicable Contributors set forth under Item 1.01 above is incorporated by reference herein.  The issuance of the common units to the applicable Contributors is being made in reliance on an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 7.01                                             Regulation FD Disclosure.

On April 12, 2011, the Partnership issued a press release announcing the Acquisition.  The press release includes details regarding the Partnership’s investor conference call to discuss the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 includes “forward-looking statements.”  All statements, other than statements of historical facts, included in this Item 7.01 and the attached exhibit that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements.  These forward-looking statements are based on certain assumptions made by the Partnership in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances.  Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Partnership’s control.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statement.

The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.  For a detailed list of the Partnership’s risk factors and other cautionary statements, including without limitation risks related to the production, gathering, processing, and marketing of natural gas and natural gas liquids, please consult the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as any other public filings and press releases.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

2.1*

Membership Interest Contribution Agreement, by and among (i) CC Energy II L.L.C., Crow Creek Energy II L.L.C. and Crow Creek Operating Company II L.L.C., (ii) Natural Gas Partners VIII, L.P. and the other contributors party thereto and (iii) Eagle Rock Energy Partners, L.P., dated as of April 12, 2011.

99.1	Press release of Eagle Rock Energy Partners, L.P. dated April 12, 2011.

*                                          The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: April 12, 2011	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

EXHIBIT INDEX

2.1*

Membership Interest Contribution Agreement, by and among (i) CC Energy II L.L.C., Crow Creek Energy II L.L.C. and Crow Creek Operating Company II L.L.C., (ii) Natural Gas Partners VIII, L.P. and the other contributors party thereto and (iii) Eagle Rock Energy Partners, L.P., dated as of April 12, 2011.

99.1	Press release of Eagle Rock Energy Partners, L.P. dated April 12, 2011.

*                                          The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.